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                                                                     Exhibit 4.4

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                          REGISTRATION RIGHTS AGREEMENT


                            dated as of March 7, 2001


                                      among


                                LENDINGTREE, INC.


                                       and


                            SIGNATORIES LISTED HEREIN








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                                Table of Contents

                                                                            Page
                                                                            ----

1.   REGISTRATION RIGHTS.................................................     1
                           1.1.....................Mandatory Registration     1
                           1.2..............................Delay Periods     2
                           1.3....................Registration Procedures     2
                           1.4......................Registration Expenses     6
                           1.5............................Indemnification     7

2.   MISCELLANEOUS.......................................................     10
                           2.1...............................Notices, etc     10
                           2.2...........................Entire Agreement     10
                           2.3.................................Non-Waiver     11
                           2.4......Non-Assignment of Registration Rights     11
                           2.5...............................Severability     11
                           2.6..............................Governing Law     11
                           2.7.................No Contravening Agreements     11
                           2.8...............................Construction     12
                           2.9...............................Counterparts     12
                           2.10................................Amendments     12
                           2.11...............................Definitions     12


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                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into and effective as of March 7, 2001, by and among LendingTree, Inc., a Delaware corporation (the "Company"), the holders of Series A 8% Convertible Preferred Stock of the Company who are signatories hereto as of the date hereof, Merrill, Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), United Labor Life Insurance Company, a Maryland corporation, acting on behalf of its Separate Account P ("ULLICO"), the Federal Home Loan Mortgage Corporation ("Freddie Mac"), and any transferee of any such holders who become parties to this Agreement in accordance with Section 2.4 hereof.

         WHEREAS, the parties hereto desire to enter into this Agreement on the terms set forth herein;

         WHEREAS, capitalized terms used, but not otherwise defined herein shall have the respective meanings indicated in Section 2.11 hereof.

         In consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


1. REGISTRATION RIGHTS

         1.1 Mandatory Registration. Within 45 days of the date of the Class 1 Closing under the Stock Purchase Agreement (the "Class 1 Closing Date"), the Company will file with the SEC a "shelf" Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Shares), covering the resale of the Registrable Shares. The number of shares of Common Stock initially included in such Registration Statement shall equal the number of shares of Common Stock that are issuable (a) on the Initial Conversion Date, plus the maximum number of shares of Common Stock which may be issuable as a result of dividends on the Series A Preferred Stock, (b) upon the exercise of the Commitment Fee Warrants, Interest Warrants (with the number of Interest Warrants being calculated as if the full commitment amounts were drawn on both the Freddie Mac Credit Facility and the ULLICO Credit Facility on the date hereof and not repaid until the respective outside termination dates under such facilities) and Termination Fee Warrants, and (c) upon the exercise of the Merrill Lynch Warrants. The Registration Statement, to the



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extent allowable under the Securities Act and the rules and regulations promulgated thereunder (including Rule 416 under the Securities Act), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Series A Preferred Stock or exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends, any anti-dilution adjustment or similar transactions.

         1.2 Delay Periods. Notwithstanding Section 1.1, the Company shall have the right to suspend the filing, effectiveness or use of any Registration Statement for a reasonable length of time not to exceed sixty (60) calendar days (a "Delay Period") and from time to time if the Company shall determine that such use would require disclosure by the Company that would materially interfere with confidential negotiations or other confidential business activities (but such disclosure would not be required if such Registration Statement were not filed, effective or used), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities; provided, that, during any (12) consecutive months, the aggregate number of Delay Periods shall not exceed two (2) and the aggregate number of days in all Delay Periods shall not exceed ninety (90). A deferral of the filing of a Registration Statement pursuant to this Section 1.2 shall be lifted, and the Registration Statement shall be filed forthwith, if the negotiations or other activities subject of the preceding sentence are disclosed or terminated. The Company shall provide written notice (to the extent practicable) no fewer than two (2) Business Days prior to commencement of a Delay Period and promptly upon the end of any Delay Period to each Holder of Registrable Shares covered by the Registration Statement and such holders shall cease all disposition efforts with respect to such shares pursuant to any Registration Statement immediately upon the beginning of any Delay Period until notified of the end of such Delay Period.

         1.3 Registration Procedures. In connection with the registration of the Registrable Shares, the Company shall have the following obligations:

         (a) The Company shall prepare and file with the SEC on or prior to forty five (45) days after the Class 1 Closing Date, a Registration Statement with respect to the number of Registrable Shares provided in Section 1.1 hereof, and thereafter use its best efforts to cause such Registration Statement relating to the Registrable Shares to become effective as soon as practicable after such filing and keep the Registration Statement effective pursuant to Rule 415 under the Securities Act at all times until the expiration of the Registration Period. The Registration


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Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (except, with respect to any Holder, for an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use therein).

         (b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statements and the prospectuses used in connection with the Registration Statements as may be necessary to keep the Registration Statement effective at all times during the Registration Period except for Delay Periods, and, during such Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares of the Company covered by the Registration Statements until such time as all of such Registrable Shares have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement. In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Shares issued or issuable upon conversion of the Preferred Stock or exercise of the Warrants, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Shares, in each case, as soon as practicable, but in any event within ten (10) Business Days after the necessity therefor arises. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

         (c) The Company shall make available to each Holder whose Registrable Shares are included in a Registration Statement (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Holder may reasonably request in order to facilitate the disposition of the


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Registrable Shares owned by such Holder. The Company will promptly notify each
Holder by facsimile of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

         (d) The Company shall use its best efforts to (i) register and qualify the Registrable Shares covered by the Registration Statements under all other securities or "blue sky" laws of all jurisdictions in the United States as the Holders who hold a majority-in-interest of the Registrable Shares being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Shares for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 1.3, (b) subject itself to general taxation in any such jurisdiction,
(c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, unless required by law or regulation, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders. The Company shall promptly notify each Holder who holds Registrable Shares of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Shares for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

         (e) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Holder who holds Registrable Shares being sold


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(or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

         (f) The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Shares not later than the effective date of the Registration Statement.

         (g) At the request of any Holder, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be reasonably necessary in order to supplement the plan of distribution set forth in such Registration Statement.

         (h) The Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Shares.

         (i) The Company shall give written notice to the Holders (which notice shall be accompanied by an instruction to suspend use of the prospectus until the requisite changes have been made) upon the happening of any event as a result of which the Registration Statement, or any prospectus used in connection with such Registration Statement, contained an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare a post-effective amendment to such Registration Statement or supplement to such prospectus or file any other required document so that, as thereafter delivered to the Holders, such Registration Statement or prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (j) The Company shall make reasonably available for inspection, by any requesting Holder of Registrable Shares, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), during normal business hours and upon two (2) business days notice to the Company, all financial and other records, pertinent corporate documents and properties of Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Company's officers, directors and


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employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, all records, information and documents that are designated in writing by the Company, in good faith, as confidential, proprietary or containing any material non-public information shall be kept confidential by the Inspectors, unless such disclosure is made pursuant to judicial process in a court proceeding (after first giving the Company an opportunity promptly to seek a protective order or otherwise limit the scope of the information sought to be disclosed) or is required by law, or such records, information or documents become available to the public generally or through a third party not in violation of an accompanying obligation of confidentiality. If the foregoing inspection and information gathering would otherwise disrupt the Company's conduct of its business, such inspection and information gathering shall, to the extent possible, be coordinated on behalf of the Holders of Registrable Holders and other parties entitled thereto by one firm of counsel.

         (k) In connection with any underwritten offering, upon two (2) business days' notice to the Company, the Company shall make appropriate officers of the Company available to the selling Holders, during normal business hours, for meetings with prospective purchasers of the Registrable Shares and shall, at the expense of the Holders, prepare and present to potential investors customary "road show" material.

         (l) The Company shall use its best efforts to cause all Registrable Shares to be listed on any securities exchange or automated quotation system on which similar securities issued by the Company and then listed.

         1.4 Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, all fees and expenses associated with filings required to be made with the National Association of Securities Dealers, Inc. ("NASD"), as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Shares), internal expenses of the Company, printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depositary Trust Company and of printing prospectuses if the printing of prospectuses is requested by a Holder of Registrable Shares) messenger and delivery expenses, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities acts


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liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company and the fees and documented expenses of one counsel for the Holders of Registrable Shares (not to exceed $30,000 in the aggregate), which counsel shall be selected by the Holders of a majority of the outstanding Registrable Shares, will be borne by the Company whether or not any Registration Statement becomes effective (all such expenses being herein called "Registration Expenses"); provided, that, in no event shall Registration Expenses include any underwriting discounts or commissions attributable to the sale of the Registrable Shares or fees and expenses of any accountants, or, except as stated above, other persons retained or employed by the Holders.

         1.5 Indemnification.

         (a) The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each seller of Registrable Shares, and each of its employees, advisors, agents, representatives, partners, officers and directors, and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) (collectively, the "Seller Affiliates") (A) against all losses, claims, damages, liabilities and expenses, joint or several (including, without limitation, attorneys' fees except as limited by subparagraph (c) below) arising out of or caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any documents incorporated by reference therein or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or caused by any violation by the Company of any securities or blue sky laws of any jurisdiction, (B) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or violation, and (C) against any and all costs and expenses (including reasonable fees and disbursements of legal counsel and other agents) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or violation, to the extent that any such expense or cost is not paid under subparagraph (A) or (B) above; except insofar as the same are made in reliance upon and in strict conformity with information furnished in writing to the Company by


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such seller or any Seller Affiliate specifically for use therein or by such seller or any Seller Affiliate's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has specifically instructed such Seller or Seller Affiliate to do so and has furnished such seller or Seller Affiliate with a sufficient number of copies of the same. The reimbursements required by this Section 1.5(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

         (b) In connection with any Registration Statement in which a seller of Registrable Shares is participating, each such seller will indemnify the Company, its directors, officers who signed the Registration Statement and other selling Holders, including without limitation, each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys' fees except as limited by subparagraph (c) below) resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement, or omission or alleged omission, is contained in any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates specifically for use therein; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to, and provided further that such liability will be limited to, the net proceeds received by such seller from the sale of Registrable Shares pursuant to such Registration Statement.

         (c) Any Person entitled to indemnification hereunder will (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (B) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with legal counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate legal counsel and to participate in the defense of such claim, but the fees and expenses of such legal counsel shall be at the expense of such Person unless (X) the indemnifying party has agreed to pay such fees or expenses, (Y) the indemnifying party shall have failed to assume (or shall not be


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permitted to assume such defense pursuant to clause (B) above) the defense of such claim and employ legal counsel reasonably satisfactory to such Person or
(Z) such Person shall have been advised by counsel that there may be legal defenses available to it or them that are different from or additional to those available to the indemnifying parties. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld); provided, however, that the withholding of consent to any settlement by any indemnified party will not be deemed to be unreasonable if such settlement (i) does not contain an unconditional release of such indemnified party from each Person asserting any claim or (ii) contains any admission of fault on the part of such Indemnified Party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one legal counsel for all parties indemnified by such indemnifying party with respect to such claim (and one local counsel in each jurisdiction where engagement of local counsel is necessary to defend such claim), unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

         (d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 1.5(a) or Section 1.5(b) are unavailable or insufficient (other than in accordance with the terms thereof) to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.5(d) were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 1.5(d). The amount paid or payable by an indemnified party as result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall


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be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 1.5(c), defending any such action or claim. Notwithstanding the provisions of this Section 1.5(d), no Holder shall be required to contribute an amount greater than the dollar amount of the net proceeds received by such Holder with respect to the sale of any Registrable Shares, less any amounts paid in indemnity. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 1.5(d) to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint.

2. MISCELLANEOUS

         2.1 Notices, etc. Any notice required or permitted pursuant to this Agreement shall be in writing and shall be deemed sufficient (i) immediately when delivered personally or by facsimile (with contemporaneous dispatch of the notice required pursuant to Sections (ii) or (iii) below), (ii) twenty (20) hours after being deposited with an overnight courier service (e.g., Federal Express) for next day delivery, or (iii) forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed as follows:


         If to the Company, to

                           LendingTree, Inc.
                           11115 Rushmore Drive
                           Charlotte, North Carolina  28277
                           Attention:  Chief Financial Officer
                           Attention:  General Counsel
                           Attention:  Controller
                           Facsimile:  (704) 541-1824

         with copies to (which shall not constitute notice):

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036-5522
                           Attention:  David J. Goldschmidt, Esquire
                           Facsimile:  (917) 777-3574



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         If to any Holder, at its address listed on the signature pages hereof.

Each party named above and each other Holder may change its address and that of its representative for notice by the giving of notice thereof in the manner hereinabove provided.

         2.2 Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the matters specifically set forth herein. This Agreement supersedes and terminates any and all other agreements, oral or written, between any of the parties with respect to such matters.

         2.3 Non-Waiver. The failure of any party to insist upon strict performance of any provision hereof shall not constitute a waiver of, or estoppel against asserting, the right to require such performance in the future, nor shall a waiver or estoppel with respect to a later breach of a similar nature or otherwise.

         2.4 Non-Assignment of Registration Rights. (a) Without the prior written consent of the Company, the rights under this Agreement shall be non-assignable by the Holders to any transferee; provided, however, that Freddie Mac may freely assign its rights hereunder to Persons who acquire Warrants from Freddie Mac, provided that no such assignment shall be binding upon or obligate the Company to any such assignee unless and until the Company shall have received notice of such assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement.

         (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

         2.5 Severability. If any provision of this Agreement is held invalid, such invalidity shall not affect the other provisions hereof which can be given effect without the invalid provision, and to this end the provisions of this Agreement are intended to be and shall be deemed severable.

         2.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its provisions concerning conflicts of law. The parties hereto hereby irrevocably and unconditionally consent to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the County of New York, New York (the "New York Courts") for any litigation

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arising out of or relating to the Agreement and the transactions contemplated thereby, waive any objection to the laying of venue of any such litigation in the New York Courts and agree not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

         2.7 No Contravening Agreements. Prior to the effectiveness of the Registration Statement, the Company shall not, without the prior written consent of the Holders of a 68.5% of the Series A Registrable Shares then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are as or more favorable taken as a whole than the registration rights granted to the Holders hereunder unless the Company shall also give such rights to the Holders hereunder. The Company will not enter into any agreement or take any action which is inconsistent or in conflict in any material respect with, or will interfere with, the practical realization of the rights granted to the Holders in this Agreement.

         2.8 Construction. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine, and neuter, and the number of all words shall include the singular and the plural.

         2.9 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if each of the parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

         2.10 Amendments. (a) Any provision of this Agreement may be amended or waived (subject to Section 2.10(b) below) if, but only if, such amendment or waiver is in writing and is signed by the Company and the Holders holding at least 68.5% of the Series A Registrable Shares then held by all Holders.

         (b) Notwithstanding Section 2.10(a), (i) no amendment or waiver shall materially and adversely affect the rights hereunder of any Holder of a minimum of 12,500 Registrable Shares or of the right to subscribe to 12,500 shares of Common Stock, without the consent of such materially and adversely affected Holder, and (ii) no amendment or waiver shall alter, modify or amend the provisions


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set forth in Section 2.4 hereof or this Section 2.10(b)(ii) without the prior written consent of Freddie Mac and/or any transferee of Freddie Mac.

         2.11 Definitions.

"Affiliate" shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. The term "control" (including the terms "controlling", "controlled by", or "under common control with") for purposes of this definition shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

"Business Day(s)" shall mean a day on which federally chartered banks located in New York City, are not required or authorized to close and are open for business (other than a Saturday or Sunday) under the Legal Requirements of the United States.

"Closing Date" shall have the meaning given to it in the Stock Purchase
Agreement.

"Commitment Fee Warrants" shall mean the warrants to purchase (a) 12, 500 shares of Common Stock to be issued by the Company to Freddie Mac pursuant to Section
2.05 of the Freddie Mac Credit Facility and (b) 40,000 shares of Common Stock to be issued by the Company to ULLICO pursuant to Section 4.1(b) of the ULLICO Credit Facility.

"Common Stock" shall mean the common stock, par value $.01 per share, of the Company and any associated rights.

"Company" shall have the meaning assigned in the introductory paragraph hereof.

"Delay Period" shall have the meaning assigned in Section 1.2.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Freddie Mac Credit Facility" means the Revolving Credit Facility dated as of the date hereof by and between the Company and Freddie Mac.

"Holder" or "Holders" means (i) a holder or holders of Series A Preferred Stock or Common Stock obtained as a result of the conversion thereof, the name of which is listed on a signature page hereof as of the date of this Agreement, (ii) Freddie Mac, (iii) ULLICO, (iv) Merrill Lynch, and (v) any direct or indirect transferee of any such Holder who shall become a party to this Agreement in accordance with
Section 2.4; provided, however, that such Person shall no longer be deemed a Holder after such Person has sold, transferred or otherwise disposed of all of such Person's Series A Preferred Stock, Warrants and Registrable Shares, as applicable.

"Initial Conversion Date" means the date on which each share of Series A Preferred Stock shall be convertible in accordance with the Certificate of Designations, Rights and Preferences of Series A 8% Convertible Preferred Stock.

"Interest Warrants" shall mean the warrants to be issued by the Company to Freddie Mac pursuant to Section 2.04(a)(ii) of the Freddie Mac Credit Facility and to ULLICO pursuant to Section 2.4(b) of the ULLICO Credit Facility.

"Legal Requirement" shall mean any and all applicable (a) federal, state or local laws, whether of the United States or other jurisdiction (statutory and administrative), rules, ordinances, codes and regulations, (b) judgments, orders, writs, injunctions and decrees and (c) undertakings to or agreements with any court or governmental agency.

"Merrill Lynch Warrants" shall mean up to 112,500 shares of Common Stock which may be issued to Merrill Lynch upon conversion of warrants it may receive in connection with the Series A Preferred Stock financing transaction.

"NASD" shall have the meaning assigned in Section 1.4.

"Person" shall mean a natural person, partnership (whether general or limited and whether domestic or foreign), limited liability company, foreign limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

"Registrable Shares" shall mean collectively, the Series A Registrable Shares and the Warrant Registrable Shares; provided, however, that Registrable Shares shall not include any shares the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration.

"Registration Expenses" shall have the meaning assigned in Section 1.4.

"Registration Period" means the earliest to occur of (i) the sale of all the Registrable Shares under an effective Registration Statement, or (ii) five (5) years from the date of the later of (x) the Initial Conversion Date or (y) the date of the effectiveness of the Registration Statement referred to in Section
1.1 hereof; provided, however, the Registration Period shall be extended by the aggregate number of days a Registration Statement is suspended pursuant to any Delay Period.

"Registration Statement(s)" means a registration statement(s) of the Company under the Securities Act covering the resale of the Registrable Shares.

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Seller Affiliates" shall have the meaning assigned in Section 1.5(a).

"Series A Preferred Stock" shall mean the Series A 8% Convertible Preferred Stock, par value $0.01 per share, of the Company.

"Series A Registrable Shares" means any Common Stock issued or issuable to a Holder upon conversion of the Series A Preferred Stock.

"Stock Purchase Agreement" shall mean the Series A 8% Convertible Preferred Stock Purchase Agreement, dated of even date herewith, among the Company and the investors named on Schedule I thereto.

"Termination Fee Warrants" shall mean Warrants to purchase up to 40,000 shares of Common Stock issuable pursuant to Section 2.3(a) of the ULLICO Credit Facility.

"ULLICO Credit Facility" means the Credit Agreement dated as of the date hereof by and between ULLICO and the Company.

"Warrant Registrable Shares" shall collectively mean the shares of Common Stock issued or issuable upon exercise of: (i) the Merrill Lynch Warrants; (ii) the Termination Fee Warrants; (iii) the Interest Warrants; and (iv) the Commitment Fee Warrants; provided, that it is understood that Freddie Mac will not exercise any Warrants for Registrable Shares but will transfer Warrants as permitted pursuant to and in accordance with the terms thereof.

"Warrants" shall mean the Commitment Fee Warrants, the Interest Warrants, the Termination Fee Warrants and the Merrill Lynch Warrants.

             [The remainder of this page intentionally left blank.]



















                            [SIGNATURE PAGES OMITTED]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Registration Rights Agreement, or have caused this Registration Rights Agreement to be fully executed on their behalf as of the date first set forth above.


                                           LENDINGTREE, INC.


                                           By: _________________________________
                                               Name:   Thomas J. Reddin
                                               Title:  Senior Vice President and
                                                       Chief Operating Officer




                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                           ZIONS SBIC LLC


                                           By: _________________________________
                                               Name:
                                               Title:




                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                 SPECIALTY FINANCE PARTNERS
                                 By:  Capital Z Financial Services Fund II, L.P.
                                 By:  Capital Z Partners, Ltd.,
                                      its ultimate General Partner


                                 By:  __________________________________________
                                      Name:
                                      Title:




                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                             By:  ______________________________
                                                  Douglas R. Lebda





                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                            By:  _______________________________
                                                 Pei-Yuan Chia




               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                           JOHN PRINCE FAMILY INV. L.L.C.



                                           By:  ________________________________
                                                Name: John B. Prince
                                                Title:





                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                          By:  _________________________________
                                               Jeffery P. Hughes






                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                          By:  _________________________________
                                               William Shiebler








                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                         By:  __________________________________
                                              Victor F. Keen








                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                        CRATON CAPITAL


                                        By:  ___________________________________
                                             Name:
                                             Title:





                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                        By:  ___________________________________
                                             Ejnar Knudsen








                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                        By:  ___________________________________
                                             Peter Georgescu


                                        By:  ___________________________________
                                             Barbara Georgescu








                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                        By:  ___________________________________
                                             Richard D. Field









                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                       RICHARD D. FIELD IRA ROLLOVER,
                                       by Bank of New York, Trustee


                                       By:  ____________________________________
                                            Name:
                                            Title:




                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                       TASK FOUNDATION, INC.


                                       By:  ____________________________________
                                            Name:
                                            Title:









                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                       BULGROUP PROPERTIES



                                       By:  ____________________________________
                                            Name: Coleman P. Burke
                                            Title: General Partner








                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                       By:  ____________________________________
                                            Terrence D. Daniels









                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                        By:  ___________________________________
                                        Name:___________________________
                                        On Behalf of Keith B. Hall IRA






               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                        By:  ___________________________________
                                             W. James Tozer, Jr.






                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                        W. JAMES TOZER, JR. IRA
                                        By: ABN AMRO, Inc., Custodian


                                        By:_____________________________________
                                           Name:  Stephen M. Fitzgerald
                                           Title: Vice President - Operations




                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                        THE UNION LABOR LIFE INSURANCE COMPANY



                                        By   ________________________________
                                             Name:
                                             Title:









                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                             MERRILL, LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                             By:   _____________________________________________
                                   Name:
                                   Title:





               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                         FEDERAL HOME LOAN MORTGAGE CORPORATION



                                         By:  __________________________________
                                              Name:
                                              Title:





               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]